         IN WITNESS WHEREOF, we have executed this instrument as of the dates set forth below.

                                       _____________________________________
                                       David P. Bates III, President


                                       _____________________________________
                                       Thomas A. Schultz, Secretary



State of_________________________)
                                         )ss.:
County of________________________________)


         On ________________________________________, 1996, personally appeared before me, a Notary Public, David P. Bates III, who acknowledged that he executed the above instrument.


(Notary Stamp or Seal)             _____________________________________
                                           Signature of Notary




State of_________________________)
                                         )ss.:
County of________________________________)


         On ________________________________________, 1996, personally appeared before me, a Notary Public, Thomas A. Schultz, who acknowledged that he executed the above instrument.


(Notary Stamp or Seal)             _____________________________________
                                           Signature of Notary



                                       11